Exhibit 99.1

Insulet Announces CEO Transition

Director Jim Hollingshead to Succeed Shacey Petrovic as President and CEO, Effective June 1, 2022

Petrovic and Hollingshead to Continue as Members of Insulet’s Board of Directors

ACTON, Mass. – May 5, 2022 – Insulet Corporation (NASDAQ: PODD) (Insulet or the Company), the global leader in tubeless insulin pump technology with its Omnipod® brand of products, today announced that Shacey Petrovic has decided to step down from her position as President and Chief Executive Officer (CEO)of Insulet for personal family reasons, effective June 1, 2022. Ms. Petrovic will continue to serve on the Company’s Board of Directors. She will also serve as an advisor to the Company through May 2023 to support the leadership transition and Insulet’s continued growth.

Effective June 1, 2022, Jim Hollingshead, Ph.D. will succeed Ms. Petrovic as Insulet’s President and CEO.

Dr. Hollingshead has served as an independent member of Insulet’s Board of Directors since 2019, and is currently President of the Sleep and Respiratory Care business at ResMed Inc.

Ms. Petrovic said, “It has been an honor to serve as Insulet’s CEO and to have been part of this remarkable team for more than seven years. After careful consideration over some time, I have made the very difficult decision to reduce my professional obligations in light of family medical issues and other circumstances that have been impacting those I care about. I am extremely proud of what we have accomplished in my time as CEO. We have made significant strides to improve the lives of people with diabetes, while enhancing Insulet’s ability to innovate and operate with excellence. Insulet is well positioned for the full U.S. commercial launch of Omnipod® 5, and poised for continued growth and impact for shareholders and the diabetes community. I remain deeply committed to Insulet and the Company’s long-term success and I look forward to continuing as a Director on the Insulet Board and as an advisor to Jim and the management team.”

Ms. Petrovic added, “I have never been more excited or confident about Insulet’s future prospects. I know Jim well from our service on the Insulet Board together and am delighted that he is the one to step into the role of CEO at this important time. I know the Company will be in great hands under Jim’s leadership. With an outstanding team of employees committed to advancing our mission and strategic imperatives, and delivering for our Podders and shareholders, I am confident Insulet is poised for continued growth and even greater success.”

Ms. Petrovic has served as President and CEO since January 2019, and as a member of the Board of Directors since September 2018. She has been part of the Insulet team since 2015, previously serving in various senior leadership positions including, Chief Operating Officer, Chief Commercial Officer and President, Diabetes Products. As CEO, she has overseen a period of innovative and operational excellence, culminating in the design, FDA clearance, and commercialization of Omnipod 5, the first tubeless, automated insulin delivery system that offers full compatible smartphone control in the U.S. Under her leadership, Insulet achieved profitability and in 2021 exceeded $1 billion in annual revenue, marking its sixth consecutive year of revenue growth of 20% or more. Due to Ms. Petrovic’s advancement of the Company’s strategic imperatives – delivering consumer-focused innovation, expanding access and awareness, growing the Company’s global addressable market, and driving operational excellence – Insulet recently achieved a milestone of serving approximately 300,000 active global customers with diabetes.

Timothy Scannell, Board Chair of Insulet, commented, “Shacey has elevated Insulet and fostered a winning culture with her unique vision and commitment to excellence, and thousands of Podders and their families are living happier, healthier lives as a result. On behalf of the Board, I extend my sincere and deep gratitude for all that she and the team have achieved in her time as CEO, which is nothing short of remarkable, and we look forward to continuing to benefit from her insight and expertise through her continued service to our Board and in her advisory role.”

Mr. Scannell continued, “As Insulet approaches the full U.S. commercial launch of Omnipod 5 – the greatest and most complex innovation Insulet has brought to market in its 20-plus year history – the Board and I are pleased to have someone of Jim’s caliber to take the reins at this important and exciting time. Jim knows our Company, our culture, and our executive leadership team exceptionally well, which will immediately serve Insulet well and ensure a smooth transition. Jim brings significant experience at the rapidly evolving crossroads of medical technology and digital solutions, as well as a clear track record of success at ResMed and a broad understanding of the biotech and life sciences landscape. This unique skillset has made him an incredibly valuable independent director over the past three years, and we are confident his deep and differentiated healthcare experience, and proven leadership ability, will make him an outstanding CEO at Insulet.”

“I am very excited to have the opportunity to take on the role of CEO for Insulet next month, and I am grateful for the support of Shacey and the Board in entrusting me to lead Insulet’s next chapter,” said Dr. Hollingshead. “Shacey and I have built a terrific working relationship over the last three years, and I’m very pleased that she has agreed to stay on our Board, and that she will continue to advise me and the management team during our transition. Under Shacey’s remarkable leadership, Insulet has continuously grown by creating innovations that significantly improve the lives of people with diabetes, which is a legacy that we will continue to build on. Thanks to the hard work of the Insulet team to bring Omnipod 5 to life, and the increasing adoption of wearable technology by the diabetes community, the Company is on the cusp of a period of spectacular growth and impact. I am eager to hit the ground running, capitalizing on Insulet’s unique capability to deliver life-changing technology for customers around the world, and to drive significant value for shareholders.”

First Quarter Financial Results and Outlook

In a separate release issued today, Insulet reported strong financial results and updated outlook for 2022.

Revenue Guidance1 (in constant currency):

•For the year ending December 31, 2022, the Company continues to expect revenue growth of 12% to 16%. Revenue growth ranges by product line are:
◦Total Omnipod of 16% to 20% (previously 15% to 20%)
▪U.S. Omnipod of 19% to 23% (previously 18% to 23%)
▪International Omnipod of 9% to 14% (unchanged)
◦Drug Delivery of (35)% to (30)% (unchanged)

Operating Margin Guidance:

For the year ending December 31, 2022, the Company now expects operating margin to be flat year-over-year as a result of the macro environment and higher inflationary, supply chain, and foreign exchange pressures.

1 See description of the non-GAAP financial measure contained in this release.

As previously announced, Insulet will host a conference call today, May 5, 2022, at 4:30 p.m. (Eastern Time) to discuss the financial results and outlook. The link to the live call will be available on the Investor Relations section of the Company’s website at investors.insulet.com/events, “Events and Presentations,” and will be archived for future reference.

About Jim Hollingshead, Ph.D.:

Dr. Hollingshead most recently has served as President of the Sleep and Respiratory Care business at ResMed Inc., a publicly held global medical technology company focused on the treatment of Sleep Apnea, and other chronic respiratory conditions. During his time at ResMed, Dr. Hollingshead helped create and execute ResMed’s strategy to transform its business by introducing built-in cellular communications and cloud-based patient management solutions into ResMed’s Sleep Apnea offerings. Prior to joining ResMed in 2010, Dr. Hollingshead spent nearly two decades in strategy consulting across a range of industries including biotech, technology, and telecommunications. In addition to his role on the Insulet Board, he currently serves on the Board of SleepScore Labs, a venture-backed startup focused on improving sleep. Previously, he was a senior partner in the Strategy and Life Sciences practices at Deloitte Consulting and also served as Managing Partner at Monitor Group, a U.S. strategy consulting firm. Dr. Hollingshead holds a Bachelor of Arts in History and International Relations with Highest Distinction from Stanford University, and a Master’s Degree and Ph.D. in Political Science from the University of California, Berkeley.

About Insulet Corporation:

Insulet Corporation (NASDAQ: PODD), headquartered in Massachusetts, is an innovative medical device company dedicated to simplifying life for people with diabetes and other conditions through its Omnipod product platform. The Omnipod Insulin Management System provides a unique alternative to traditional insulin delivery methods. With its simple, wearable design, the disposable Pod provides up to three days of non-stop insulin delivery, without the need to see or handle a needle. Insulet’s latest innovation, the Omnipod® 5 Automated Insulin Delivery System, is a tubeless automated insulin delivery system, integrated with a continuous glucose monitor to manage blood sugar with no multiple daily injections, zero fingersticks, and is fully controlled by a compatible personal smartphone. Insulet also leverages the unique design of its Pod by tailoring its Omnipod technology platform for the delivery of non-insulin subcutaneous drugs across other therapeutic areas. For more information, please visit: insulet.com and omnipod.com.

Non-GAAP Measure:

Constant currency revenue growth, which represents the change in revenue between current and prior year periods using the exchange rate in effect during the applicable prior year period. Insulet presents constant currency revenue growth because management believes it provides meaningful information regarding the Company’s results on a consistent and comparable basis. Management uses this non-GAAP financial measure, in addition to financial measures in accordance with generally accepted accounting principles in the United States (GAAP), to evaluate the Company’s operating results. It is also one of the performance metrics that determines management incentive compensation.

This non-GAAP financial measure should be considered supplemental to, and not a substitute for, the Company’s reported financial results prepared in accordance with GAAP. Furthermore, the Company’s definition of this non-GAAP measure may differ from a similarly titled measure used by others. Because a non-GAAP financial measure excludes the effect of items that will increase or decrease the Company’s reported results of operations, Insulet strongly encourages investors to review the Company’s consolidated financial statements and publicly filed reports in their entirety.

Forward-Looking Statement:

This press release may contain forward-looking statements concerning Insulet's expectations, anticipations, intentions, beliefs, or strategies regarding the future. These forward-looking statements are based on management’s current expectations and beliefs concerning future developments and their potential effects on Insulet. There can be no assurance that future developments affecting Insulet will be those that it has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond its control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, and other risks and uncertainties described in its Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on February 24, 2022 in the section entitled "Risk Factors," and in its other filings from time to time with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of its assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Insulet undertakes no obligation to publicly update or revise any forward-looking statements.

©2022 Insulet Corporation. Omnipod and Omnipod 5 are registered trademarks of Insulet Corporation.

Investor Relations:
Deborah R. Gordon
Vice President, Investor Relations
(978) 600-7717
dgordon@insulet.com

Media:
Angela Geryak Wiczek
Senior Director, Corporate Communications
(978) 932-0611
awiczek@insulet.com

INSULET CORPORATION
REVENUE GUIDANCE RECONCILIATIONS (UNAUDITED)

	Year Ending December 31, 2022
	Low			High
	Revenue Growth GAAP	Currency Impact	Constant Currency	Revenue Growth GAAP	Currency Impact	Constant Currency
U.S. Omnipod	19%	—%	19%	23%	—%	23%
International Omnipod	—%	(9)%	9%	5%	(9)%	14%
Total Omnipod	13%	(3)%	16%	17%	(3)%	20%
Drug Delivery	(35)%	—%	(35)%	(30)%	—%	(30)%
Total	9%	(3)%	12%	13%	(3)%	16%